UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.     )

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CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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Additional Information Regarding Centene Corporation’s Annual Meeting of Stockholders to be Held on Tuesday, April 28, 2020

Centene Corporation issued the following press release on April 2, 2020, which relates to its proxy statement dated March 13, 2020, and made available to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020. This supplement should be read in conjunction with the Company's proxy statement, dated March 13, 2020, and constitutes an amendment to the notice of meeting.

N E W S R E L E A S E

CENTENE CORPORATION TO MOVE TO VIRTUAL-ONLY ANNUAL STOCKHOLDER MEETING FOR 2020

ST. LOUIS, (April 2, 2020) — Centene Corporation ("Centene" or "the Company") announced today that, due to the evolving COVID-19 outbreak, and in an effort to protect the health and wellbeing of Centene stockholders and employees, the Company's 2020 Annual Meeting of Stockholders will be held in a virtual format only. The date and time of the 2020 Annual Meeting remain unchanged.

Virtual meeting date: Tuesday, April 28, 2020
Virtual meeting time: 10:00 A.M., central daylight savings time
Virtual meeting link: www.virtualshareholdermeeting.com/CNC2020

Stockholders of record at the close of business on February 28, 2020, may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/CNC2020. Stockholders will have the same opportunities to participate as they would at an in-person meeting and will have the opportunity to submit questions during the virtual meeting using the directions on the meeting website. Stockholders will need their control number to vote or ask questions during the meeting. The control number can be found on the proxy cards, voting instruction forms or other notices they received previously. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Stockholders may continue to vote in advance of the Annual Meeting using the instructions provided with their proxy materials that were issued beginning March 16, 2020. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting. A list of stockholders of record will be available electronically during the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the 2020 Annual Meeting will begin promptly at 10:00 a.m. Central Time. Online access to the audio webcast will open 15 minutes prior to the start of the 2020 Annual Meeting to allow time for log-in and testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the virtual 2020 Annual Meeting, participants will enter at the following website: www.virtualshareholdermeeting.com/CNC2020. Those who plan to vote or ask a question will need the 16-digit control number found on the proxy card or voting instruction form previously mailed or made available to stockholders entitled to vote at the 2020 Annual Meeting. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Technical Assistance. Beginning 15 minutes prior to, and during, the 2020 Annual Meeting, support will be available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the log-in screen.

About Centene Corporation

Centene Corporation, a Fortune 100 company, is a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to nearly 1 in 15 Americans across all 50 U.S. states, including Medicaid and Medicare members (including the Medicare Prescription Drug Plan) as well as individuals served by the Health Insurance Marketplace and the TRICARE program. The Company also serves several international markets. Centene emphasizes long-term growth by prioritizing its people, systems and capabilities so that it can better serve its members, providers, local communities and government partners. Centene uses its investor relations website to publish important information about the company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, http://www.centene.com/investors.